Exhibit 10.4

CONSENT

I, the undersigned, hereby do consent to the adoption of the amendments to the “Benefit Plans” as defined in and as described in the attached resolutions adopted by the Board of Directors on August 27, 2010, as and to the extent, and for the period, required by the provisions of Section 111 of the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, or otherwise from time to time, as implemented by any guidance, rule or regulation thereunder, as the same shall be in effect from time to time.

Agreed to and acknowledged as of this 27th day of August, 2010:

Name:
Title:

Recitals

WHEREAS, Pacific Capital Bancorp (the “Company”) has entered into a Securities Purchase Agreement dated November 21, 2008 (the “Purchase Agreement”) with the United States Department of the Treasury (“Treasury”) as part of the Capital Purchase Program under the Emergency Economic Stabilization Act of 2008 (“EESA”);

WHEREAS, on February 17, 2009, the president signed into law the American Recovery and Reinvestment Act of 2009 (“ARRA”), which amended EESA by deleting Section 111 in its entirety and replacing it with new Section 111 set forth in ARRA;

WHEREAS, on June 15, 2009, Treasury issued an Interim Final Rule (“IFR”) providing additional guidelines with respect to the executive compensation requirements under Section 111 of EESA, as amended;

WHEREAS, pursuant to Section 1.2(d)(iv) of the Purchase Agreement and Section 1.2(d)(x) of that certain Exchange Agreement with Treasury dated July 26, 2010, the Company is required to amend its “Benefit Plans” with respect to certain highly-compensated employees (“HCEs”) to the extent necessary to comply with Section 111 of EESA, as amended; and

WHEREAS, the applicable “Benefit Plans” are the plans in which any HCE participate, or is eligible to participate, and the agreements to which any HCE is a party, that either: (i) provide for retention awards, incentive compensation awards or bonus compensation as defined by the IFR (“Bonus Plans”), or (ii) provide for payments or benefits upon an “applicable severance from employment” or in the case of a “change in control” of the Company within the meaning of EESA, as amended, and the IFR (“Golden Parachute Plans”).

Resolutions

RESOLVED, that each Bonus Plan and Golden Parachute Plan is hereby amended effective as of the date of entry into the Agreement as follows:

1. Compliance With Section 111 of EESA, as Amended. Each Bonus Plan and Golden Parachute Plan is hereby amended by adding the following provision as a final section to such arrangement:

“Compliance With Section 111 of EESA, as Amended. Solely to the extent, and for the period, required by the provisions of Section 111 of the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, or otherwise from time to time (“EESA”), as implemented by any guidance, rule or regulation thereunder, as the same shall be in effect from time to time (collectively, the “Compensation Regulations”), applicable to participants in the Capital Purchase Program: (a) each HCE (as defined herein) who participates in this plan or is a party to this agreement shall be ineligible to receive compensation hereunder to the extent that the Executive Compensation Committee of the Board of Directors of the Company determines this plan or agreement includes incentives for the HCE to take unnecessary and excessive risks that threaten the value of the Company; (b) each HCE who participates in this plan or is a party to this agreement shall be required to forfeit any bonus or incentive compensation paid to the HCE hereunder during the period in which any obligation arising from financial assistance provided under the Troubled Asset Relief Program (as defined by Section 111 of EESA) remains outstanding; and (c) the Company shall be prohibited from making to each HCE who participates in this plan or is a party to this agreement, and each such HCE shall be ineligible to receive hereunder, any “golden parachute payment,” as defined by Section 111 of EESA and the Compensation Regulations, in connection with the HCE’s “applicable severance from employment” or in the case of a “change in control” of the Company, in each case, within the meaning of Section 111 of EESA and the Compensation Regulations. For purposes of the forgoing, the term HCE means any individual whose compensation is subject to the limitations of EESA and the Compensation Regulations, which includes: (x) the Senior Executive Officers and (y) the next 20 most highly-compensated employees, as determined under EESA and the Compensation Regulations.”

2. Continuation of Affected Plans. Except as expressly or by necessary implication amended hereby, each Bonus Plan and Golden Parachute Plan shall continue in full force and effect.